UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018 (September 11, 2018)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk Connecticut 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Effective September 11, 2018, in connection with the relocation of its principal place of business to Norwalk, Connecticut, Reed’s Inc., a Delaware corporation (“Reed’s or the “Company”) entered into a sublease agreement with Merritt 7 Venture L.L.C., as landlord, and GE Capital US Holdings, Inc., a Delaware corporation, as sublessor. The subleased premises consist of 8,620 square feet of office space commonly known as 201 Merritt 7 Corporate Park, Norwalk, Connecticut. Reed’s expects to take possession of 4,620 square feet of office space during September 2018, at a monthly base rent of $9,240. Reed’s will take possession of the remaining 4,000 square feet on or after April 21, 2021, at a monthly base rent of $8,500. Base rent on both premises increases annually at a rate of $0.50 per square foot. The Sublease is structured as a gross lease and expires on December 15, 2024. The Sublease is subject to a master lease agreement and terminates automatically upon termination of the master lease.

The description of the Sublease contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sublease. A copy of the Sublease will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: September 11, 2018	By:	/s/ Iris Snyder
Iris Snyder,
Chief Financial Officer